EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

This Agreement dated the ____day of February, 2001.

Between
        Global Internet Communications Inc.
        (hereinafter referred to as the "Company")

and:
        Kelly Meyers
        (hereinafter referred to as the "Employee")

For good and valuable consideration, which is acknowledged received by the respective parties, the Company employees the Employee on the following terms and conditions.

1. Term of Employment.
Subject to the provisions for termination set forth below, this Agreement will begin on the date of execution.

2. Salary.
The Company shall pay the Employee a salary as decided by the Board of Directors for the services of the Employee, payable at the first of every month. Payment shall commence on the date to be decided by the Board of Directors.

3. Duties and Position.
The Employee shall have the position of Chief Technology Officer and be responsible for all technological and technical issues arising in the use of the Kyxpyx Technologies Inc. Internet streaming video technology. The Employee's duties may be reasonably modified at the Company's discretion from time to time.

4. Employee to Devote Part Time to Company.
The Employee shall devote part time, attention, and energies to the business of the Company, and, during his employment, may engage in any other business activity,. The Employee is not prohibited from making personal investments in any other businesses provided those investments do not require active involvement in the operation of said companies.

5. Reimbursement of Expenses.
The Employee may incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse the Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy.

6. Vacation.
The Employee shall be entitled to a vacation every year and its duration and vacation pay shall be determined by the Board of Directors.

7. Disability.
If the employee cannot perform the duties because of illness or incapacity for a period of more than 2 (two) months, the compensation otherwise due during said illness or incapacity will be reduced by 50 (fifty) percent. The Employee's full compensation will be reinstated upon return to work. However, if the Employee is absent from work for any reason for a continuous period of over 4 (four) months, the Company may terminate the Employee's employment, and the Company's obligations under this Agreement will cease on that date.

8. Termination of Agreement.
Without cause, the Company may terminate this Agreement at any time upon 60 (sixty) days written notice to the Employee. If the Company requests, the Employee shall continue to perform his duties and may be paid his regular salary up to the date of termination. Without cause, the Employee may terminate his employment upon 30 (thirty) days' written notice to the Company. The employee may be required by the Company to perform his duties and shall be paid the regular salary to date of termination. Notwithstanding anything to the contrary contained in this Agreement, the Company may terminate the Employee's employment upon 60 (sixty) days' notice to the Employee, and shall pay the employee regular salary up to the date of termination and any severance allowance negotiated after this Agreement is executed as if the Company had terminated this Agreement without cause, should any of the following events occur:
a) The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers; or
b) The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares;
c) The Company's decision to terminate its business and liquidate its assets;
d)      The merger or consolidation of the Company with another company;
e)      Bankruptcy or chapter 11 reorganization.

9. Death Benefit.
Should the Employee die during the term of employment, the Company shall pay to Employee's estate any compensation due through the end of the second month in which death occurred.

10. Non-Competition Provisions
Unless approved by the company in writing, the Employee hereby agrees not to directly or indirectly compete with the business of the Company and its successors and assigns except as it relates to involvement with KyxPyx Technology Inc. in North America during the period of employment and for a period of 2 (two) years following termination of employment and notwithstanding the cause or reason for termination. The term "not compete" as used herein shall mean that the Employee shall not own, manage, operate, consult or to be employed in a business substantially similar to, or competitive with, the present business of the Company or such other business activity which the Company may substantially engage during the term of employment. The Employee acknowledges that the Company shall or may in reliance of this Agreement provide the Employee access to trade secrets, customers and other confidential data and good will. Subject to the provisions of paragraph 18 herein, the Employee agrees to retain said information as confidential and not to use said information on his or her own behalf or disclose same to any third party.

11. Assistance in Litigation.
The Employee shall upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment.

12. Effect of Prior Agreements.
This Agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this Agreement.

13. Settlement by Arbitration.
Any claim or controversy that arises out of or relates to this Agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the arbitration Act in force in the jurisdiction where the Company's head office is located. A judgment upon the award rendered may be entered in any court with jurisdiction. The Company and the Employee may together waive this provision of the Agreement and settle their dispute in a court of competent jurisdiction.

14. Limited Effect of Waiver by Company.
Should the Company waive any breach of any provision of this Agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee. Should the Employee waive any breach of any provision of this Agreement by the Company, that waiver will not operate or be construed as a waiver of further breach by the Company.

15. Severability.
If, for any reason, any provision of this Agreement is held invalid, all other provisions of this Agreement shall remain in effect.

16. Assumption of Agreement by Company's Successors and Assignees.
The Company"s and Employee"s respective rights and obligations under this Agreement will inure to the benefit and be binding upon the Company"s and Employee"s respective successors and assignees.

17. Oral Modifications Not Binding.
This instrument is the entire Agreement of the Company and the Employee. Oral changes have no effect. This Agreement may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

18. Non-Disclosure Provisions
For the purposes of this Agreement, "Confidential Information" means the Source Code form of the Kyxpyx streaming video technology (the "Technology"), Company-authored Derivative Works of the Technology and information that relates to (i) Company hardware or software, (ii) the customer lists, business plans and related information of either party, and (iii) any other technical or business information of the parties, including the terms and conditions of this Agreement. In all cases, information which a party wishes to be treated as "Confidential Information" shall be marked as "confidential" or "proprietary" (or with words of similar import) in writing by the disclosing party on any tangible manifestation of the information transmitted in connection with the disclosure, or, if disclosed orally, designated as "confidential" or "proprietary" (or with words of similar import) at the time of disclosure or within a reasonable time thereafter unless the circumstances of the disclosure indicate that such disclosure is intended by a party to be confidential.

The parties agree that all disclosures of Confidential Information shall be governed by and treated in accordance with the terms of the Confidential Disclosure Agreement (the "CDA") attached hereto as Exhibit "A" and incorporated herein by reference, modified as follows:

(a) The definition of "Confidential Information" shall be as set forth herein notwithstanding any definition set forth in the CDA;

(b) the obligations of confidentiality expressed in the CDA shall extend 3 (three) years beyond termination or expiration of this Agreement, except with respect to Source Code form of the Technology, which shall be held confidential in perpetuity; and

(c) the term of the CDA shall extend to coincide with the Term for purposes of disclosures of Confidential Information for purposes of this Agreement.

19. Obligation to Disclose Confidential Information to Employee.
Nothing herein shall require the Employer to disclose any of its information to the Employee.

20. Destruction of Confidential Information.
At the Employer's option, any documents or other media held or controlled by the Employee containing Confidential Information may be destroyed by the Employee. The Employee shall provide a written certificate to the Employer regarding destruction within ten (10) days thereafter.

21. Confidentiality and Effects of Bankruptcy, Receivership, etc.
The obligation not to disclose shall not be affected by bankruptcy, receivership, assignment, attachment or seizure procedures, whether initiated by or against the Employee, nor by the rejection of any agreement between Employer and Employee, by a trustee of the Employee in bankruptcy, or by the Employee as a debtor-in-possession or the equivalent of any of the foregoing under local law.

22. No License.
Nothing contained herein shall be construed as granting or conferring any rights by license or otherwise in any Confidential Information. It is understood and agreed that neither party solicits any change in the organization, business practice, service or products of the other party, and that the disclosure of Confidential Information shall not be construed as evidencing any intent by a party to purchase any products or services of the other party nor as an encouragement to expend funds in development or research efforts. Confidential Information may pertain to prospective or unannounced products. The Employee agrees not to use any Confidential Information as a basis upon which to develop or have a third party develop a competing or similar product.

23. No Publicity.
The Employee agrees not to disclose the terms and conditions of the Agreement.

24. Governing Law and Equitable Relief.
The provisions of this Agreement shall be governed and construed in accordance with the laws of the jurisdiction in which the Company has its head office and the Employee consents to the exclusive jurisdiction of the Court in that jurisdiction for any dispute arising out of this Agreement. The Employee agrees that in the event of any breach or threatened breach by him, the Employer may obtain, in addition to any other legal remedies which may be available, such equitable relief as may be necessary to protect the Employer against any such breach or threatened breach.

25. Copyright
The copyright in an work done by the Employee shall be held by the Employer, unless otherwise agreed to in writing by both parties prior to the work being done.

27. Headings.
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

Signed this 1st day of February 2001.


 ______________________________ ____________________________
Witness                         Global Communications Inc.


 ______________________________ ____________________________
Witness                         Kelly Meyers






























                                  EXHIBIT "A"

                       CONFIDENTIAL DISCLOSURE AGREEMENT

                             BI-LATERAL DISCLOSURE

Global Communications Inc., and Kelly Meyers agree as follows:

1. (a) The information disclosed under this Agreement ("Information") includes the following: Kyxpyx Information: business information related to its Technology associated technologies, licensing practices and fees, research and development plans, customers, and marketing and future business plans.

(b) The permitted use of Information is for the purpose of employment obligations by the Employee.

2. This Agreements covers all Information that has been disclosed between the Company, its officers, directors and consultants. Each party's obligations regarding Information expires 3 (three) years after the date of disclosure (except for Kyxpyx Technology source code, which shall be protected in perpetuity). Information shall be used solely as permitted above, and shall not be disclosed to a third party other than a subsidiary, agent, or subcontractor of the receiving party who has agreed to be bound by the terms of this Agreement. Each party shall protect Information of the other party using the same degree of care, but not less than a reasonable degree of care, as such party to protect its own confidential information. Upon termination of this Agreement or the disclosing party's written request, the receiving party shall cease use of Information and return or destroy all information.

3. Each party shall be obligated to protect only Information: (a) disclosed in tangible form clearly labeled as confidential or proprietary at the time of disclosure; or (b) disclosed in non-tangible form, identified as confidential or proprietary at the time of disclosure, and summarized in writing, designated as confidential or proprietary, and delivered to the other party within thirty (30) days after disclosure.

4. This Agreement imposes no obligation upon the receiving party with respect to Information which: (a) was in the possession of, or was known by, the receiving party prior to its receipt from the disclosing party, without an obligation to maintain its confidentiality; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by the receiving party from a third party, without an obligation to keep such information confidential; or (d) is independently developed by the receiving party without use of Information.

5. Disclosure of the other party's Information is not prohibited if prior notice is given to the other party and such disclosure is: (a) compelled pursuant to a legal proceeding or (b) otherwise required by law. Information is delivered "AS IS," and all representations and warranties, express or implied, including fitness for a particular purpose, merchantability, and noninfringement, are hereby disclaimed. Neither party has an obligation to sell or purchase any item from the other party. Neither party shall be liable for any special, incidental, consequential or punitive damages by reason of any alleged breach of this Agreement based on any theory of liability. Nothing is this Agreement shall be construed as a representation that the receiving party will not develop or acquire information that is the same as or similar to Information, provided that the receiving party does not do so in breach of this Agreement. The receiving party agrees that any breach of this Agreement will result in irreparable harm to the disclosing party for which damages would be an inadequate remedy and, therefore, in addition to its rights and remedies otherwise available at law, the disclosing party shall be entitled to equitable relief, including injunction, in the event of such breach. The receiving party does not acquire any rights in Information, except the limited rights to use Information as described above.

6. This Agreement constitutes the entire agreement between the parties concerning its subject matter. All additions or modifications to this Agreement must be made in writing and must be signed by an authorized representative of each party. The parties agree to comply strictly with all applicable export control laws and regulations. Any action relating to this Agreement will be governed by California law, excluding choice of law rules.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Signed this _____ day of _______________ 2001.

 ______________________________ ____________________________
Witness Global Internet Communications Inc.

 ______________________________ ____________________________
Witness Kelly Meyers


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